Exhibit 99.3

. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Eastern Time, on , 2016. Vote by Internet • Go to www.investorvote.com/xbks • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. + For Against Abstain 1. Proposal to approve the Agreement and Plan of Reorganization, dated as of February 10, 2016, by and between the Company and Hampton Roads Bankshares, Inc. (‘‘HRB’’), and the related plan of merger, pursuant to which the Company will merge with and into HRB. For Against Abstain 2. Advisory vote on certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger. For Against Abstain 3. Proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of Proposal 1. Note: In their discretion, the proxies are authorized to vote upon any other business as may properly come before the special meeting or any adjournment thereof. Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Special Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give their full title. The signer hereby revokes all proxies heretofore given by the signer to vote at the Special Meeting and at any adjournments or postponements thereof. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 02DH1C C B A Special Meeting Proxy Card X IMPORTANT SPECIAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q REVOCABLE PROXY — XENITH BANKSHARES, INC. SPECIAL MEETING OF SHAREHOLDERS , 2016 , Eastern Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints and , jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as provided on the other side hereof and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Special Meeting of Shareholders of Xenith Bankshares, Inc. (the “Company”) to be held at on , 2016, at , Eastern Time, or at any adjournments or postponements thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this Proxy will be voted FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3. Please note that the last vote received from a shareholder, whether by the phone, by Internet or by mail, will be the vote counted. (Continued, and to be marked, dated and signed, on the other side) PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE